Exhibit 99.1

November 2, 2023

RAVE Restaurant Group, Inc. Reports First Quarter Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter of fiscal 2024 ended September 24, 2023.

First Quarter Highlights:

•	Total revenue increased by $0.1 million to $3.1 million for the first quarter of fiscal 2024 compared to the same period of the prior year.

•	Adjusted EBITDA increased by $0.1 million to $0.6 million for the first quarter of fiscal 2024 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 6.8% in the first quarter of fiscal 2024 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales increased 1.2% in the first quarter of fiscal 2024 compared to the same period of the prior year.

•	The Company recorded net income of $0.4 million for the first quarter of fiscal 2024 compared to net income of $0.3 million for the same period of the prior year.

•	Income before taxes increased by $0.1 million to $0.5 million for the first quarter of fiscal 2024 compared to the same period of the prior year.

•	On a fully diluted basis, net income increased by $0.01 to $0.03 per share for the first quarter of fiscal 2024 compared to the same period of the prior year.

•	Cash and cash equivalents were $5.9 million at September 24, 2023.

•	Pizza Inn domestic unit count finished at 111.

•	Pizza Inn international unit count finished at 22.

•	Pie Five domestic unit count finished at 26.

“We are pleased to record our 14th consecutive quarter of profitability with same store sales growth at both Pizza Inn and Pie Five along with a year-over-year reduction in G&A expenses in this challenging cost environment,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.

“While maintaining the discipline of cost controls, we continue to invest in the future of our business,” Solano said. “The investments in our Pizza Inn retail image have begun to pay returns as we opened our first new image retail prototype in Asheboro, NC, in May and begin a new era of reimaging our tired buffet assets in the Pizza Inn system. Our development pipeline yielded no new buffets in Q1, however we opened two in October.  Franchisees are excited about our new image and are in the process of building and reimaging stores.”

Solano continued, “Similarly, Pie Five is undergoing significant investment and changes. After rolling out the most significant menu transformation in the brand’s history, focusing on differentiated pizzas made for the individual and eliminating large pizzas, we are implementing a test to add Pizza Inn “ghost kitchens” to targeted Pie Five locations. This test will leverage Pizza Inn’s “latent brand equity” in areas without Pizza Inn coverage to drive volume and four-wall economics.  We have signed a franchise agreement for a Pie Five in Kentucky to begin this test in the coming weeks.”

“Q1 saw a significant number of Pizza Inn non-buffet store closures including eight express stores and one PIE, which on average sold less than $800 per store, per week.  Three fourths of these closures were non-financial terminations for failure to adhere to our franchise agreements and standards.  All franchisees must maintain our standards and their responsibilities as outlined in our franchise agreements.  While unpleasant, these terminations demonstrate our commitment to maintain high standards and we won’t apologize for having high standards.

“Q1 will be our last full quarter with the services of Mike Burns, our former EVP and Chief Operating Officer, who resigned recently to become CEO of another company.  I can’t thank Mike enough for his leadership and service to our brands, franchisees, and employees.  I will personally miss him and wish him the best.

Mike leaves RAVE in significantly better shape than he found it nearly four years ago.  Our major operational initiatives are complete or nearly complete including the Pie Five menu launch and ghost kitchen initiative, Pizza Inn point-of-sale system implementation, Pizza Inn National Advertising Fund franchise commitments, and updated operating standards, manuals, training, and recipes.   With our strong operations and training team in place and franchisees operating at a high level, now is the time to invest in other areas of the business.  To that end, we will not be replacing Mike and will instead invest in personnel in other areas of the business with greater need and prospective returns including franchise development to increase new unit sales, construction to drive Pizza Inn reimage and new store construction, and information technology as we continue to upgrade our consumer-facing point-of -sale and ecommerce platforms.”

Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. further explained, “Our improved comparable sales and acute attention to our expense controls yielded year-on-year earnings growth.”

Fendley continued, “While our Q1 store count shows a year-on-year decline, our revenues increased due to our strengthening network of stores and strong comparable sales.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended
	September 24, 2023	September 25, 2022
REVENUES	$3,089	$3,005

COSTS AND EXPENSES:
General and administrative expenses	1,319	1,343
Franchise expenses	1,172	1,202
Impairment of long-lived assets and other lease charges	-	5
Bad debt expense	25	4
Interest expense	-	1
Depreciation and amortization expense	55	51
Total costs and expenses	2,571	2,606

INCOME BEFORE TAXES	518	399
Income tax expense	(132)	(92)
NET INCOME	386	307

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.03	$0.02

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.03	$0.02

Weighted average common shares outstanding - basic	14,154	16,632

Weighted average common and potential dilutive common shares outstanding	14,762	16,632

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 24, 2023	June 25, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,944	$5,328
Accounts receivable, less allowance for bad debts of $12 and $58, respectively	1,072	1,145
Notes receivable, current	122	105
Property held for sale	34	19
Deferred contract charges, current	31	33
Prepaid expenses and other current assets	388	204
Total current assets	7,591	6,834

LONG-TERM ASSETS
Property and equipment, net	231	258
Operating lease right of use asset, net	1,115	1,227
Intangible assets definite-lived, net	312	328
Notes receivable, net of current portion	44	28
Deferred tax asset, net	5,234	5,342
Deferred contract charges, net of current portion	202	220
Total assets	$14,729	$14,237

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$583	$502
Accrued expenses	1,172	891
Operating lease liability, current	446	463
Deferred revenues, current	287	342
Total current liabilities	2,423	2,198

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	848	958
Deferred revenues, net of current portion	602	690
Total liabilities	3,873	3,846

COMMITMENTS AND CONTINGENCIES (SEE NOTE D)

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 14,154,453 and 14,154,453 shares, respectively	251	251
Additional paid-in capital	37,808	37,729
Retained earnings	2,825	2,439
Treasury stock at cost
Shares in treasury: 10,935,605 and 10,935,605 respectively	(30,028)	(30,028)
Total shareholders' equity	10,856	10,391

Total liabilities and shareholders' equity	$14,729	$14,237

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 24, 2023	September 25, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$386	$307
Adjustments to reconcile net income to cash provided by operating activities:
Impairment of long-lived assets and other lease charges	-	5
Stock-based compensation expense	79	86
Depreciation and amortization	34	35
Amortization of operating right of use assets	112	108
Amortization of intangible assets definite-lived	21	16
Allowance for bad debts	25	4
Deferred income tax	108	-
Changes in operating assets and liabilities:
Accounts receivable	48	491
Notes receivable	(48)	5
Deferred contract charges	20	9
Prepaid expenses and other	(184)	38
Accounts payable - trade	81	20
Accrued expenses	281	284
Operating lease liability	(127)	(120)
Deferred revenues	(208)	(153)
Cash provided by operating activities	628	1,135

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	15	30
Purchase of intangible assets definite-lived	(5)	(39)
Purchase of property, plant and equipment	(22)	(14)
Cash (used in)/provided by investing activities	(12)	(23)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	-	(1,384)
Payments on short term loan	-	(30)
Cash used in financing activities	-	(1,414)

Net decrease in cash and cash equivalents	616	(302)
Cash and cash equivalents, beginning of period	5,328	7,723
Cash and cash equivalents, end of period	$5,944	$7,421
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Income taxes	$(5)	$9

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	September 24, 2023	September 25, 2022
Net income	$386	$307
Interest expense	-	1
Income taxes	132	92
Depreciation and amortization	55	51
EBITDA	$573	$451
Stock-based compensation expense	79	86
Impairment of long-lived assets and other lease charges	-	5
Franchisee default and closed store revenue	(64)	-
Adjusted EBITDA	$588	$542